EXHIBIT 99.1

Press Release

Triangle Petroleum Announces Rescheduling of Annual Stockholder Meeting

Annual Stockholder Meeting Rescheduled for September 16, 2010

Denver, Colorado, August 6, 2010 – Triangle Petroleum Corporation (“Triangle”) (TSXV: TPE; OTCBB: TPLM) today announced that it will reschedule the annual meeting of stockholders (the “Stockholder Meeting”) from the previously announced date of August 17, 2010 to September 16, 2010. The record date for the Stockholder Meeting is now August 17, 2010 (the “Record Date”).

The Stockholder Meeting will be held at the Company’s head office located at 1625 Broadway Street, Suite 780, Denver, Colorado at 10:00 a.m. local time. Among several proposals to be considered and acted upon at the Stockholder Meeting will be the election of directors, ratification of the appointment of the Company’s independent public accountant and amendments to the Company’s articles of incorporation to permit a reverse stock split (share consolidation).

Formal notice of the Stockholder Meeting and Triangle’s amended proxy statement and form of proxy will be mailed to Triangle shareholders after the Record Date.

About Triangle Petroleum
Founded in 2006, Triangle Petroleum (OTCBB: TPLM; TSXV: TPE) is an independent oil and gas exploration company with approximately 475,000 gross acres (412,000 net acres) in the Windsor Block of Nova Scotia and over 10,000 net acres in Williams and McKenzie counties of North Dakota.

For more information please visit www.trianglepetroleum.com.

For more information contact:
Jonathan Samuels, Chief Financial Officer
E-mail: jsamuels@trianglepetroleum.com
Telephone: (303) 260-7125

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement. This news release includes statements about expected future events and/or results that are forward-looking in nature and subject to risks and uncertainties concerning the Company’s future performance. Forward-looking statements in this release include, but are not limited to the Company’s planned financing activities, drilling and evaluation program, operating costs and expectations of undiscovered resources. There can be no certainty that the Company will complete the annual meeting of stockholders described herein. It is also important to note that actual outcomes and the Company’s actual results could differ materially from those predicted in such forward-looking statements. Factors that could cause actual results to differ materially include the possibility that additional investments will not be made or that appropriate opportunities for development will not be available or will not be properly developed. For additional risk factors about the Company, readers should refer to risk disclosure contained in the Company’s reports filed with the U.S. Securities and Exchange Commission and on SEDAR.